Exhibit 23.2



               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


As oil and gas consultants, we hereby consent to the use of our name and our report dated February 14, 2006, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P. 's previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616,
333-60912-01,   333-55866-01,   333-91316-01,   333-102961,   333-102962-01  and
333-124471 on Form S-3, and 333-122168 and 333-56343 on Form S-8.


                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                                   /s/ David B. Cox
                               By:
                                   ---------------------------------------------
                                   David B. Cox
                                   Senior Vice President


Houston, Texas
February 16, 2006